UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 17, 2017

Commission File Number: 1-14222

SUBURBAN PROPANE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	22-3410353
(State or Other Jurisdiction	(IRS Employer
of Incorporation)	Identification No.)

240 Route 10 West

Whippany, New Jersey 07981

(973) 887-5300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  At its meeting on January 17, 2017, the Compensation Committee (“Committee”) of the Board of Supervisors (“Board”) of Suburban Propane Partners, L.P. (the “Partnership”) adopted the Distribution Equivalent Rights Plan of the Partnership (the “Plan”), to be effective immediately.

The executive officers of the Partnership (as defined in the Plan document filed herewith) are eligible for an award under the Plan (a “DER”) at the discretion of the Committee.  Once awarded, a DER entitles the grantee to a cash payment each time the Board declares a cash distribution on the Partnership’s Common Units, which cash payment will be equal to the amount calculated by multiplying (A) the number of unvested restricted units that have been previously awarded to the grantee under any of the restricted unit plans of the Partnership and which are held by the grantee on the record date of the distribution, by (B) the amount of the declared distribution per Common Unit.

The form of award agreement under the Plan expressly provides that the Committee retains the right to cancel, in whole or in part, any DER after its award, with or without cause.  DERs also automatically terminate on the first to occur of (a) the termination of the grantee’s employment with the Partnership or its subsidiary (except for those situations when such termination does not effect the forfeiture of the unvested restricted units then held by the grantee), (b) the vesting, termination or forfeiture of all unvested restricted units then held by the grantee, or (c) the grantee becoming employed by the Partnership or its subsidiary in a role other than as an executive officer.

Pursuant to the terms of the Plan, DERs, and cash payments thereunder, are considered to be “incentive compensation” for purposes of the Partnership’s incentive compensation recoupment policy.

The Committee adopted the Plan following a review by Willis Towers Watson (“WTW”), commissioned by the Committee, of the executive compensation structure of other publicly traded master limited partnerships and a broader group of energy-related companies.  The review by WTW concluded that the existence of a distribution equivalent rights component of compensation is a common industry practice and, as such, adoption of the Plan better aligns the Partnership’s executive compensation practices with market prevalence.  Additionally, this form of compensation further aligns the interests of the Partnership’s executive officers and those of its unitholders as it encourages behaviors designed to enhance distribution sustainability and growth.

At its January 17 meeting, the Committee also granted DERs under the Plan to all of the Partnership’s current executive officers, including named executive officers.

The foregoing summary description of the Plan is qualified in its entirety by the full text of the plan and the form of award agreement thereunder, which are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

99.1	Distribution Equivalent Rights Plan of Suburban Propane Partners, L.P.
99.2	Form of Distribution Equivalent Right Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 20, 2017	SUBURBAN PROPANE PARTNERS, L.P.

	By:	/s/ PAUL ABEL
	Name:	Paul Abel
	Title:	Senior Vice President, General Counsel & Secretary

EXHIBITS

Exhibit No.	Exhibit
99.1	Distribution Equivalent Rights Plan of Suburban Propane Partners, L.P.
99.2	Form of Distribution Equivalent Right Agreement